News Release Contact: Robert M. Plante Vice President & Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. Declares Increased Quarterly Distribution
of $0.6625 per Common Unit for Fiscal 2006 Fourth Quarter

Whippany, New Jersey, October 18, 2006   —   Suburban Propane Partners, L.P. (NYSE:SPH), a nationwide marketer of propane gas, fuel oil and related products and services, today announced its Board of Supervisors declared a quarterly distribution of $0.6625 per Common Unit for the three months ended September 30, 2006. This quarterly distribution includes the previously announced increase in the quarterly distribution from $0.6375 per Common Unit to $0.6625 per Common Unit. The distribution equates to $2.65 per Common Unit annualized and is payable on November 14, 2006 to Common Unitholders of record as of November 7, 2006.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,000,000 residential, commercial, industrial and agricultural customers through more than 370 locations in 30 states.

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